As filed with the Securities and Exchange Commission on July 22, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE SHERWIN-WILLIAMS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	34-0526850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Prospect Avenue, N.W., Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)

THE SHERWIN-WILLIAMS COMPANY
EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
(Full title of the plan)

L.E. Stellato
Vice President, General Counsel and Secretary
The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio 44115
(216) 566-2000
(Name and Address, including Zip Code, and
Telephone Number, Including Area Code, of Agent for Service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered (1)	registered (1)	share (2)	price (2)	registration fee
Common Stock, par value $1.00 per share	15,000,000 Shares	$ 46.045	$ 690,675,000	$ 27,144

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be issuable as a result of the anti-dilution provisions of The Sherwin-Williams Company Employee Stock Purchase and Savings Plan (the “Plan”) as a result of stock splits, stock dividends, recapitalizations or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of determining the registration fee. In accordance with Rule 457 (c) and (h) under the Securities Act of 1933, this figure is based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on July 15, 2008.

PART II
Item 3. Incorporation of Documents by Reference.
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23(A)
EX-24(A)
EX-24(B)

EXPLANATORY NOTE
     This Registration Statement is being filed by The Sherwin-Williams Company (the “Company” or the “Registrant”) to register an additional 15,000,000 shares of Common Stock of the Company to be issued pursuant to the Plan. In accordance with General Instruction E to Form S-8, the Registration Statements on Form S-8 relating to the Plan previously filed with the Securities and Exchange Commission (the “SEC”) on April 28, 1989 (File No. 2-80510), August 30, 1995 (File No. 033-62229) and May 14, 2003 (File No. 333-105211) are incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company or the Plan with the SEC are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 28, 2008;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the SEC on April 24, 2008;

(3)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the SEC on July 22, 2008;

(4)	The Company’s Current Reports on Form 8-K, filed with the SEC on February 26, 2008, June 2, 2008 and July 17, 2008;

(5)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2007, filed with the SEC on June 27, 2008; and

(6)	The description of the Company’s Common Stock included in the Company’s Current Report on Form 8-K, filed with the SEC on June 10, 2004.
     All documents subsequently filed by the Company and the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
     L.E. Stellato, Vice President, General Counsel and Secretary of the Company, is passing on certain legal matters regarding the shares of Common Stock being registered pursuant to this Registration Statement. Mr. Stellato is a full-time employee of the Company, owns shares of the Company’s Common Stock and is eligible to participate in various stock-based employee benefit plans, including the Plan.
Item 8. Exhibits.
     The exhibits listed in the Exhibit Index appearing on page II-7 are filed herewith or are incorporated by reference to other filings.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 22nd day of July, 2008.

THE SHERWIN-WILLIAMS COMPANY
By:	/s/ L.E. Stellato
L.E. Stellato
Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 22nd day of July, 2008:

Signature	Title

*C. M. Connor C. M. Connor	Chairman and Chief Executive Officer, Director (Principal Executive Officer)
*S. P. Hennessy S. P. Hennessy	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)
*J. L. Ault J. L. Ault	Vice President-Corporate Controller (Principal Accounting Officer)
*A. F. Anton A. F. Anton	Director
*J. C. Boland J. C. Boland	Director
*D. E. Evans D. E. Evans	Director
*D. F. Hodnik D. F. Hodnik	Director
*S. J. Kropf S. J. Kropf	Director

Signature	Title
*R. W. Mahoney R. W. Mahoney	Director
*G. E. McCullough G. E. McCullough	Director
*A. M. Mixon, III A. M. Mixon, III	Director
*C. E. Moll C. E. Moll	Director
*R. K. Smucker R. K. Smucker	Director

*	The undersigned, by signing his name hereto, does sign this Registration Statement on behalf of the designated Officers and Directors of The Sherwin-Williams Company pursuant to Powers of Attorney executed on behalf of each of such officers and directors that are filed as exhibits hereto.

By:	/s/ L. E. Stellato	July 22, 2008
L. E. Stellato, Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on July 22, 2008.

THE SHERWIN-WILLIAMS COMPANY EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
By:	The Sherwin-Williams Company Employee
Stock Purchase and Saving Plan Administration Committee, Plan Administrator

By:	/s/ L.E. Stellato
L.E. Stellato
Member of The Sherwin-Williams Company Employee Stock Purchase and Savings Plan Administration Committee

EXHIBIT INDEX

Exhibit No.		Exhibit Description

5		Opinion of L. E. Stellato, General Counsel to the Company, including consent, dated July 22, 2008 (filed herewith).

23	(a)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

23	(b)	Consent of L. E. Stellato (set forth in his opinion filed herewith as Exhibit 5).

24	(a)	Powers of Attorney (filed herewith).

24	(b)	Certified Resolutions Authorizing Signature by Power of Attorney (filed herewith).